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                                                                    EXHIBIT 10.4

                                 AMENDMENT NO. 1
                                       TO
                       NASTECH PHARMACEUTICAL COMPANY INC.
                            2004 STOCK INCENTIVE PLAN

      Pursuant to the resolutions adopted by the Board of Directors of Nastech Pharmaceutical Company Inc. (the "Company") on March 9, 2005, as ratified by the affirmative vote of the holders of a majority of the outstanding shares of the Company's capital stock present and entitled to vote at the Company's annual meeting of stockholders held on July 20, 2005, the following amendments to the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan are hereby adopted effective as of July 20, 2005:

1. The first sentence of Section 1.5, paragraph (a), is hereby deleted in its entirety and replaced with the following:

            "The total number of shares of common stock of the Company ("Common Stock") with respect to which awards may be granted pursuant to the Plan shall not exceed 1,350,000 shares."

2. The second sentence of Section 1.5, paragraph (d), is hereby deleted in its entirety and replaced with the following:

            "Subject to adjustment as provided in Section 3.7(a), the total number of shares of Common Stock with respect to which awards may be granted to any one employee of the Company or a subsidiary during any one calendar year shall not exceed 850,000 shares."